UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2015

Threshold Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32979 (Commission File Number)	94-3409596 (I.R.S. Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 474-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 5, 2015, following the approval of the Compensation Committee of the Board of Directors of Threshold Pharmaceuticals, Inc. (the “Company”), the Company entered into a change of control severance agreement (the “New Severance Agreement”) with Nipun Davar, the Company’s Senior Vice President of Pharmaceutical Development and Manufacturing. The New Severance Agreement, which was entered into in connection with Dr. Davar’s promotion to Senior Vice President, supersedes his prior change of control severance agreement with the Company and provides, among other things, that if Dr. Davar’s employment is involuntarily terminated (which generally means Dr. Davar’s resignation following a material reduction in his duties, position or responsibilities, a material reduction in base salary, a relocation of work location, any termination other than for cause or for which there lacks valid grounds or failure by any successor to the Company to assume the terms of the New Severance Agreement), then Dr. Davar will be entitled to a lump sum cash severance payment equivalent to 12 months base salary as in effect as of the date of termination. In addition, if Dr. Davar is involuntarily terminated within 18 months following a change of control of the Company, then Dr. Davar will be entitled to the following severance benefits: a lump sum payment equivalent to 12 months’ base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; payment of the full amount of Dr. Davar’s target bonus for the calendar year of termination plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus or, if no target bonus has been established, an amount equal to Dr. Davar’s bonus in the prior year plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus; immediate acceleration and vesting of all equity awards granted by the Company to Dr. Davar prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to up to two years following the date of termination; and up to 12 months of health benefits. All of the benefits provided above are expressly contingent on Dr. Davar’s delivery to us of a satisfactory release of claims.

The foregoing is only a brief description of the material terms of the New Severance Agreement, does not purport to be complete, and is qualified in its entirety by reference to the form of New Severance Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: June 10, 2015	By:	/s/ Joel A. Fernandes
Name: Joel A. Fernandes
Title: Vice President, Finance and Controller